Exhibit 99.2

SFX ENTERTAINMENT TO ACQUIRE PRODUCER OF AWAKENINGS FESTIVAL

Leading Techno Music Event Producer Monumental Productions Joins SFX Family, Sets Sights On Expanding Awakenings Brand Globally

NEW YORK — SEPTEMBER 15, 2014 — SFX Entertainment, Inc. (NASDAQ: SFXE), the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals, today announced it has entered into an agreement to acquire Netherlands-based Monumental Productions B.V., producers of Awakenings Festival and other world-class techno music events under the brand Awakenings.

Founded in 1997 by Rocco Veenboer, Awakenings began as an indoor event held at the famed Gashouder venue in Amsterdam. The first outdoor Awakenings Festival was held on the grounds of Spaarnwoude recreation area in northern Holland in 2001. In 2013, Awakenings hosted nearly 100,000 fans across eight events in the Netherlands. The Awakenings Festival expanded in June 2014 from a one-day event to a two-day event, hosting over 60,000 attendees.

“Rocco and his team have built Awakenings into the strongest techno music event brand in Amsterdam, if not all of Europe,” said Robert F.X. Sillerman, Chairman and CEO of SFX Entertainment. “We look forward to sharing the unique Awakenings experience with new fans in locales across the globe.”

“I am excited to become part of the SFX family, and thrilled that we will be bringing Awakenings to new locations and audiences around the world,” said Veenboer.  “The power of SFX’s global reach will enable us to expand the Awakenings brand into the U.K., Australia, and beyond.”

About SFX Entertainment

SFX Entertainment, Inc. (NASDAQ: SFXE) is the largest global producer of live events and digital entertainment content focused exclusively on electronic music culture (EMC) and other world-class festivals.  SFX’s mission is to provide electronic music fans with the best possible live experiences, music discovery, media and digital connectivity.  SFX was borne out of the technology revolution and produces and promotes a growing portfolio of live events that includes leading brands such as Tomorrowland, TomorrowWorld, Mysteryland, Sensation, Stereosonic, Electric Zoo, Disco Donnie Presents, Life in Color, Rock in Rio, Nature One, Mayday, Decibel, Q-Dance and React Presents, as well as the innovative ticketing service Flavorus.

SFX operates Beatport, the principal online resource for EMC DJs and a trusted destination for the growing EMC community to discover and stream music, follow DJs and keep abreast of news, information and events, in addition to offering year-round entertainment to EMC fans around the globe through other digital assets.  Additionally, SFX manages FX1, an internal marketing solutions agency for consumer brands targeting the millennial culture.

Forward Looking Statements

This press release contains forward-looking statements regarding our business strategy and plans, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to integrate the companies we have acquired and plan to acquire in the future; our belief that the EMC community will grow; our ability to increase the number of festivals and events we produce and their attendance; our ability to pay our debts and meet our liquidity needs; competition; our ability to manage growth and geographically-dispersed operations; and our ability to grow our online properties. SFX refers you to the documents its files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of SFX’s most recent Annual Report filed on Form 10-K and Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in our projections or forward-looking statements. In addition, any forward-looking statements contained herein are based on assumptions that SFX believes to be reasonable as of this date. SFX undertakes no obligation to update these statements as a result of new information or future events, except as required by law.

Investor Relations Contacts:

Richard Rosenstein

Chief Financial Officer and Chief Administrative Officer
646 561 6400

Joseph Jaffoni

JCIR
212 835 8500
sfxe@jcir.com

Media Contact:

DKC Public Relations

Ed Tagliaferri 212 981 5182

edmund_tagliaferri@dkcnews.com